UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2010

GLOBAL EARTH ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

0-31343 (Commission File Number)	36-4567500 (IRS Employer Identification No.)
1213 Culbreth Drive, Wilmington, North Carolina (principal executive offices)	28405 (Zip Code)

(910) 616-0077
(Registrant’s telephone number, including area code)

_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ [Written communications pursuant to Rule 425 under the Securities Act

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.

Entry into a Material Definitive Agreement.

Effective on May 20, 2010, the Registrant, Global Earth Energy, Inc., a Nevada corporation, and Dutchess Opportunity Fund, II, LP, a Delaware Limited Partnership (as the “Investor”) executed that certain Investment Agreement which provided upon the terms and subject to the conditions contained in the Investment Agreement that the Investor shall invest up to $10,000,000 to purchase the Registrant’s Common Stock, no par value per share (the “Common Stock”).  Such investments will be made in reliance upon the provisions of Section 4(2) under the Securities Act of 1933, as amended (the “1933 Act”), Rule 506 of Regulation D, and the rules and regulations promulgated thereunder, and/or upon such other exemption from the registration requirements of the 1933 Act as may be available with respect to any or all of the investments in Common Stock to be made thereunder.

Contemporaneously with the execution and delivery of the Investment Agreement, the Registrant and the Investor executed and delivered a Registration Rights Agreement pursuant to which the Registrant has agreed to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

Some of the pertinent provisions of the Investment Agreement are as follows:

Purchase and Sale of Common Stock.  Subject to the terms and conditions set forth in the Investment Agreement, the Registrant may issue and sell to the Investor, and the Investor shall purchase from the Registrant, up to that number of shares of the Common Stock having an aggregate Purchase Price of $10,000,000.

Delivery of Put Notices.  Subject to the terms and conditions of the Equity Line Transaction Documents, and from time to time during the Open Period, the Registrant may, in its sole discretion, deliver a Put Notice to the Investor which states the dollar amount (designated in U.S. Dollars) (the “Put Amount”) of Shares which the Registrant intends to sell to the Investor on a Closing Date (the “Put”).  The Put Notice shall be in the form attached to the Investment Agreement as Exhibit C and incorporated in the Investment Agreement by reference.  The amount that the Registrant shall be entitled to Put to the Investor (the “Put Amount”) shall be equal to up to either 1) two hundred percent (200%) of the average daily volume (U.S. market only) of the Common Stock for the three (3) Trading Days prior to the applicable Put Notice Date, multiplied by the average of the three (3) daily closing prices immediately preceding the Put Date or 2) two hundred fifty thousand dollars ($250,000).  During the Open Period, the Registrant shall not be entitled to submit a Put Notice until the Pricing Period for the prior Put has been completed.  The Common Stock identified in the Put Notice shall be purchased for a price equal to the Purchase Price.

Conditions to Investor’s Obligation to Purchase Shares.  Notwithstanding anything to the contrary in the Investment Agreement, the Registrant shall not be entitled to deliver a Put Notice and the Investor shall not be obligated to purchase any Shares at a Closing unless each of the following conditions are satisfied:

•

A Registration Statement shall have been declared effective and shall remain effective and available for the resale of all the Registrable Securities (as defined in the Registration Rights Agreement) at all times until the Closing with respect to the subject Put Notice;

•

At all times during the period beginning on the related Put Notice Date and ending on and including the related Closing Date, the Common Stock shall have been listed on the Principal Market and shall not have been suspended from trading thereon for a period of two (2) consecutive Trading Days during the Open Period and the Registrant shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the Common Stock;

•

The Registrant has complied with its obligations and is otherwise not in breach of or in default under, this Agreement, the Registration Rights Agreement or any other agreement executed in connection herewith which has not been cured prior to delivery of the Investor’s Put Notice Date;

•

No injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Securities; and

•

The issuance of the Securities will not violate any shareholder approval requirements of the Principal Market.

If any of the events described in clauses above occurs during a Pricing Period, then the Investor shall have no obligation to purchase the Put Amount of Common Stock set forth in the applicable Put Notice.

Mechanics of Purchase of Shares by Investor.  Subject to the satisfaction of the conditions set forth in Sections 2(E) of the Investment Agreement, the closing of the purchase by the Investor of Shares (a “Closing”) shall occur on the date which is no later than ten (10) Trading Days following the applicable Put Notice Date (each a “Closing Date”).  Prior to each Closing Date, (I) within five (5) Trading Days, the Investor will notify the Registrant of the number of shares to be delivered to the Investor; and (II) the Registrant shall deliver to the Investor pursuant to the Investment Agreement, certificates representing the Shares to be issued to the Investor on such date and registered in the name of the Investor within eight (8) Trading Days of the Put Notice Date; and (III) the Investor shall deliver to the Registrant the Purchase Price to be paid for such Shares, determined as set forth in Section 2(B) of the Investment Agreement within seven (7) Trading days.  In lieu of delivering physical certificates representing the Securities and provided that the Registrant’s transfer agent then is participating in The Depository Trust Registrant (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Investor, the Registrant shall use all commercially reasonable efforts to cause its transfer agent to electronically transmit the Securities by crediting the account of the Investor’s prime broker (as specified by the Investor within a reasonable period in advance of the Investor’s notice) with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

The Registrant understands that a delay in the issuance of Securities beyond the Closing Date could result in economic damage to the Investor.  After the Effective Date, as compensation to the Investor for such loss, the Registrant agrees to make late payments to the Investor for late issuance of Securities (delivery of Securities after the applicable Closing Date) in accordance with the following schedule (where “No. of Days Late” is defined as the number of Trading days beyond the Closing Date, with the Amounts being cumulative.)

The Registrant shall make any late payments incurred in immediately available funds upon demand by the Investor.  Nothing in the Investment Agreement shall limit the Investor’s right to pursue actual damages for the Registrant’s failure to issue and deliver the Securities to the Investor, except that such late payments shall offset any such actual damages incurred by the Investor, and any Open Market Adjustment Amount, as set forth in the Investment Agreement.

Overall Limit on Common Stock Issuable.  Notwithstanding anything contained in the Investment Agreement to the contrary, if during the Open Period the Registrant becomes listed on an exchange that limits the number of shares of Common Stock that may be issued without shareholder approval, then the number of Shares issuable by the Registrant and purchasable by the Investor, shall not exceed that number of the shares of Common Stock that may be issuable without shareholder approval (the “Maximum Common Stock Issuance”).  If such issuance of shares of Common Stock could cause a delisting on the Principal Market, then the Maximum Common Stock Issuance shall first be approved by the Registrant’s shareholders in accordance with applicable law and the By-laws and Articles of Incorporation of the Registrant, as amended, if such issuance of shares of Common Stock could cause a delisting on the Principal Market.  The parties understand and agree that the Registrant’s failure to seek or obtain such shareholder approval shall in no way adversely affect the validity and due authorization of the issuance and sale of Securities or the Investor’s obligation in accordance with the terms and conditions hereof to purchase a number of Shares in the aggregate up to the Maximum Common Stock Issuance limitation, and that such approval pertains only to the applicability of the Maximum Common Stock Issuance limitation provided in this Section 2(H).

If, by the third (3rd) business day after the Closing Date, the Registrant fails to deliver any portion of the shares of the Put to the Investor (the “Put Shares Due”) and the Investor purchases, in an open market transaction or otherwise, shares of Common Stock necessary to make delivery of shares which would have been delivered if the full amount of the shares to be delivered to the Investor by the Registrant (the “Open Market Share Purchase”), then the Registrant shall pay to the Investor, in addition to any other amounts due to Investor pursuant to the Put, and not in lieu thereof, the Open Market Adjustment Amount (as defined below).  The “Open Market Adjustment Amount” is the amount equal to the excess, if any, of (x) the Investor’s total purchase price (including brokerage commissions, if any) for the Open Market Share Purchase minus (y) the net proceeds (after brokerage commissions, if any) received by the Investor from the sale of the Put Shares Due.  The Registrant shall pay the Open Market Adjustment Amount to the Investor in immediately available funds within five (5) business days of written demand by the Investor.  By way of illustration and not in limitation of the foregoing, if the Investor purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover an Open Market Purchase with respect to shares of Common Stock it sold for net proceeds of $10,000, the Open Market Purchase Adjustment Amount which the Registrant will be required to pay to the Investor will be $1,000.

Limitation on Amount of Ownership.  Notwithstanding anything to the contrary in the Investment Agreement, in no event shall the Investor be entitled to purchase that number of Shares, which when added to the sum of the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the 1934 Act), by the Investor, would exceed 4.99% of the number of shares of Common Stock outstanding on the Closing Date, as determined in accordance with Rule 13d-1(j) of the 1934 Act.

Copies of the Investment Agreement and the Registration Rights Agreement are attached to this report as exhibits.  Please refer to the agreements for the definitions of all of the capitalized terms used herein not otherwise defined herein.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Identification of Exhibit
10.1*	Investment Agreement dated as of May 20, 2010 by and between Global Earth Energy, Inc., a Nevada corporation, and Dutchess Opportunity Fund, II, LP, a Delaware Limited Partnership.
10.2*	Registration Rights Agreement dated as of May 20, 2010, by and between Global Earth Energy, Inc., a Nevada corporation, and Dutchess Opportunity Fund, II, LP, a Delaware Limited Partnership.
99.1	Press Release issued on May 24, 2010 with respect to the Investment Agreement dated as of May 20, 2010 between Global Earth Energy, Inc. and Dutchess Opportunity Fund, II, LP.

*Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2010	GLOBAL EARTH ENERGY, INC.

By /s/ Sydney A. Harland
Sydney A. Harland, Chief Executive Officer

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